Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No.2 dated May 18, 2026 relating to the Common Stock, no par value, of Lifeway Foods, Inc. shall be filed on behalf of the undersigned.

DIVISADERO STREET CAPITAL MANAGEMENT, LP By: Divisadero Street Capital, LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

WILLIAM ZOLEZZI By: /s/ William Zolezzi

DIVISADERO STREET CAPITAL, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET PARTNERS, L.P. By: Divisadero Street Partners GP, LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET PARTNERS GP, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager